Exhibit 99.1

NEWS RELEASE Company Contact: BIO-key International, Inc. Bud Yanak 732-359-1113 Investor Contact: DRG&E Gus Okwu, Managing Director 404-532-0086

BIO-key® Reports Profitability on Strong Revenue Growth for Second Quarter 2008

Achieves record biometric revenues and profitability

Wall, NJ, July 28, 2008 – BIO-key International, Inc. (OTC Bulletin Board: BKYI), a leader in wireless public safety and finger-based biometric identification solutions, announced today that it achieved profitability and strong revenue growth for its second quarter ended June 30, 2008.

Total revenue from continuing operations for the quarter ended June 30, 2008 was $3.6 million, an increase of 40.9% from the $2.5 million reported for the quarter ended March 31, 2008.  The increase in revenues during the second quarter of 2008 was primarily driven by strong and record growth in BIO-key’s Biometrics business.  For the quarter ended June 30, 2008, Biometric revenues were $1.2 million compared to $353,000 in the previous quarter.  Revenues from BIO-key’s Law Enforcement business also show solid growth, increasing by 7.8% in the second quarter of 2008 to $2.4 million compared to $2.2 million in the previous quarter.

In commenting on the quarter’s performance, Tom Colatosti, BIO-key Chairman said, “These financial results are a milestone event for the company.  Indeed, within our emerging industry, few of our peers can match our achievement of GAAP profitability. Our results reflect the efficacy of our strategy, the superiority of our technology, the rising market interest in biometrics and mobile solutions and the commitment of our people.”

“We are very pleased to report our first quarter of corporate profitability as well as record quarterly revenues generated by our biometric business,” said Michael DePasquale, BIO-key’s Chief Executive Officer.  “Many of the initiatives that we deployed over the last few quarters, from partnership agreements with leading technology suppliers and wireless carriers to expense management, have enabled us achieve our major operating objective - profitable growth. With the achievement of this objective, management is now focused on capitalizing on this momentum to achieve sustainable and growing profitability and revenue. We believe the marketing and technology strategies we have developed and our growing pipeline of businesses have us on the right track to deliver continued operating growth.”

BIO-key’s gross margin for the second quarter of 2008 was 88.2% compared to 82.6% for the previous quarter.  The increase in gross margin was primarily attributable to an increase in the mix of biometric revenues reflecting the software license model of the biometrics business. Operating expenses from continuing operations for the second quarter of 2008 decreased by 5.8% to $2.9 million compared to the quarter ended March 31, 2008, reflecting a continued emphasis on cost containment as the company grows.

BIO-key’s net income for the quarter ended June 30, 2008 was $168,000 compared to a net loss of ($915,000) for the quarter ended March 31, 2008.

Highlights:

•                  $2MM contract for biometric software from a global technology company

•                  $335,000 contract with the Baltimore Police Department (an existing customer), for additional MobileCop software

•                  Contracts with the City of Erlanger, Kentucky, Police Department for MobileCop® software and the Kettering, Ohio Police Department for MobileOffice™ software

•                  RIM, Sprint and BIO-key sponsored webinar conducted by Government Technology Publications on “Mobile Data Solutions For Today’s Police Force,” breaking prior attendance records

•                  U.S. Patent & Trademark Office patent issued (No. 7,359,553) covering BIO-key’s image enhancement and data extraction core algorithm components

•                  Successful completion of Bangladesh voter list, registering over 80 million voters in preparation for upcoming national election

Six Months Consolidated Results

Total revenue from continuing operations for the six months ended June 30, 2008 increased 18.2% to $6.1 million from the corresponding period in 2007.  Gross margin for the six months ended June 30, 2008 increased to 85.9% compared to 81.8% for the corresponding period in 2007.  Gross profit increased by 24.1% to $5.3 million compared to $4.2 million in the corresponding period in 2007.  Operating expenses from continuing operations for the six months ended June 30, 2008 decreased 20.8% to $5.9 million.  BIO-key’s operating loss for the six months ended June 30, 2008 improved by $2.6 million to ($0.6 million) from ($3.2 million) for the corresponding period in 2007.

BIO-key’s net loss for the six months ended June 30, 2008 was ($0.7 million) compared to net income of $0.8 million for the six months ended June 30, 2007.  Net income in 2007 included a gain of $4.1 million as a result of the sale of the Company’s Fire/EMS Services division to ZOLL Data Systems.

Liquidity and Capital Resources

Consolidated cash and cash equivalents at June 30, 2008 was $600,000.

“Achieving profitability is only the first of several operating objectives that BIO-key’s management team is focused on delivering to shareholders,” stated DePasquale.  “We also remain focused on strengthening our balance sheet through non-dilutive strategies.  We believe that BIO-key is better positioned than ever to grow, gain market share and create long-term shareholder value.”

Conference Call Details

BIO-key has scheduled a call for Monday, July 28th at 10:00 a.m. Eastern Time to discuss 2008 second quarter financial results.  Dialing 303-205-0033 and asking for the BIO-key call at least 10 minutes prior to the start time can access the conference call live.  The conference call will also be broadcast live over the Internet by logging onto www.bio-key.com.  A telephonic replay of the conference call will be available through August 4, 2008 and may be accessed by dialing 303-590-3000 and using the pass code 11117487#.  Additionally, an archive of the webcast will be available shortly after completion of the call on the Company’s website (www.bio-key.com) for a period of three months.

About BIO-key

BIO-key International, Inc., headquartered in Wall, New Jersey, develops and delivers advanced identification solutions and information services to law enforcement departments, public safety agencies, government and private sector customers.  BIO-key’s mobile wireless technology provides first responders with critical, reliable, real-time data and images from local, state and national databases.  BIO-key’s high performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise data to improve security, convenience and privacy and to reduce identity theft.  Over 750 police departments in North America use BIO-key solutions, making BIO-key the leading supplier of mobile and wireless solutions for law enforcement.  (http://www.bio-key.com)

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”).  The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act.  These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones and our ability to attract and retain key personnel.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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